SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                           February 8, 1999



                          LCA-Vision Inc.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-27610             11-2882328
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)




7840 Montgomery Road, Cincinnati, Ohio                  45236
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On February 8, 1999 the Registrant issued the attached press release reporting results for the fourth quarter and full year ended
December 31, 1998.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated February 8, 1999


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LCA-VISION INC.



Date: February 11, 1999             By:/s/Larry P. Rapp
                                         Larry P. Rapp,
                                         Chief Financial Officer

                              Exhibit 99.1


Headline: ----------------------------------------------


Contacts:   Dr. Stephen N. Joffe or         Joel Pomerantz
            Larry Rapp                      The Dilenschneider
            LCA-Vision Inc.                 Group, Inc.
            (513) 792-9292                  (212) 922-0900



     LCA-VISION REPORTS POSITIVE FOURTH-QUARTER EPS

     Company Turns Corner, Sees Strong Growth,
     And Sustained Profitability In 1999


     CINCINNATI, February 8, 1999 -- LCA-Vision Inc. (NASDAQ:LCAV), a leading U.S. provider of laser vision correction services, today reported results for the fourth quarter and full year ended December 31, 1998.

     LCA-Vision made good on its long-standing forecast to shareholders to deliver "break-even or better" financial performance by the end of 1998. In the fourth quarter, the company generated net income attributable to common shareholders of $247,000, or 1 cent a diluted share, on record revenues of $9.9 million. A year ago, the company reported a net loss of $2.6 million, or 7 cents a diluted share, on revenues of $6 million. Fourth-quarter procedure volume doubled to 6,791, up from 3,400 procedures during the same quarter last year.

     For all of 1998, LCA-Vision performed a record-breaking 23,080 procedures, up 137 percent from a year ago. Revenues for the year doubled to a record $35.2 million, up from $17.6 million in 1997.
Excluding the impact of restructuring charges, the company's full-year net loss was $3.2 million, or 9 cents a diluted share, compared with a loss of $6.9 million, or 26 cents a diluted share, a year ago.

     Including first-half restructuring charges of $10.5 million, or 29 cents a diluted share, LCA-Vision reported a full-year net loss attributable to common shareholders of $13.7 million, or 36 cents a diluted share. In 1997, the company posted a restructuring charge of $1.1 million for the year, or 4 cents a diluted share.

     Results for 1998 also reflect preferred dividends of $128,000 and $518,00 0 for the fourth quarter and full year, respectively, compared with preferred dividend charges of $44,000 and $183,000, respectively, for the 1997 periods.

     Dr. Stephen Joffe, LCA-Vision chairman and CEO, commented:
"LCA-Vision had a better than break-even quarter, a clear sign, we believe, that our business has turned the corner. The sharp increase in procedure volume that marked the closing weeks of 1998 has continued in the new year. Looking ahead, we see continued strong growth and sustained profitability in 1999.

     "Over 400,000 laser vision correction procedures were performed in the U.S. in 1998, exceeding projections and representing a 75 percent increase over 1997. Based on our ability, today, to treat nearsightedness, farsightedness and astigmatism, more than 99 percent of the potential U.S. market remains untapped. LCA-Vision's current streamlined, more efficient operational structure will allow us to take full advantage of the rapidly accelerating pace of patient acceptance."

     Dr. Joffe noted that strong word-of-mouth endorsements from satisfied patients continue to be the most effective motivator for new patients to consider laser vision correction. "Outstanding results, continued favorable media attention, and our proven marketing techniques have given us a winning formula and every reason to be extremely optimistic about the coming year."

     LCA-Vision, which operates laser vision correction centers in the U.S., Canada, and Europe, is supported by a network of 600 physicians and 800 referring optometrists. Since inception, more than 45,000 laser vision correction procedures have been performed at the company's centers.

     For additional news and information about LCA-Vision and laser vision correction, please visit the company's website at www.lca-vision.com.

                            # # #

Safe Harbor Statement: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

                                          LCA-VISION INC.
                       Condensed Consolidated Statements of Operations
             For the Three and Twelve Months Ended December 31, 1998 and 1997
                            (000 omitted, except per share amounts)

                                        For The Three Months           For The Twelve Months
                                         Ended December 31               Ended December 31

                                         1998          1997               1998            1997
                                     --------     ---------          ---------       ---------
Net revenues:
   Laser refractive surgery      $      9,533   $     4,754       $     32,963   $      12,917
   Surgery management contracts           159           964              1,496           3,064
   Other                                  179           318                741           1,613
                                     --------     ---------          ---------       ---------
    Total net revenues                  9,871         6,036             35,200          17,594

Direct operating expenses               6,477         4,758             24,463          12,727
General and administrative expenses     2,819         2,540             10,144           8,005
Depreciation and amortization             706         1,068              3,521           2,511
Restructuring provision                                                 10,500           1,110
Other                                                                                      162
                                     --------     ---------          ---------        ---------

Operating income  (loss)                 (131)       (2,330)           (13,428)          (6,911)
Equity in income (loss) from
   unconsolidated affiliates              209            (2)               354              (27)
Interest income                           137           171                441              217
Interest expense                           88           366                786            1,140
Other income                              260            21                358               77
                                     --------     ---------          ---------        ---------
Income (loss) before income taxes         387        (2,506)           (13,061)          (7,785)
Taxes on income                            12            12                157               68
                                     --------     ---------          ---------        ---------
Net income  (loss)                        375        (2,518)           (13,218)          (7,853)

Preferred stock dividends                 128            44                518              183
                                     --------     ---------          ---------        ---------
 Income (loss) applicable to
to common stock                  $        247    $    (2,562)       $   (13,736)   $      (8,036)
                                     ========     =========          =========       ==========
Income  (loss) per common share
  Basic                          $       0.01    $     (0.07)       $     (0.36)   $       (0.30)
   Diluted                       $       0.01    $     (0.07)       $     (0.36)   $       (0.30)
Weighted average shares
  outstanding
   Basic                          40,032,347      36,664,816         37,669,471      26,709,184
   Diluted                        46,973,114      36,664,816         37,669,471      26,709,184

EBITDA                           $        575    $    (1,262)       $       593    $     (3,300)
